CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K / A

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

March 27, 2006
Date of Report
(Date of Earliest Event Reported)

Altus Explorations, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-31444	98-0361119
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 100 - 8900 Germantown Road
Olive Branch, Mississippi 38654

(Address of principal executive offices (zip code))

(662) 893-7376
(Registrant’s telephone number, including area code)

ITEM 4.01	CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

Lopez, Blevin, Bork & Associates, LLP. (LBB) was dismissed on March 27, 2006 as our independent auditors. LBB’s report dated March 21, 2005 on our balance sheet of Altus Explorations, Inc. as of December 31, 2004, and the related statements of operations, stockholders' equity, and cash flows for each of the two years then ended, did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years ended December 31, 2004 and 2003, and in the subsequent interim period, there were no disagreements with LBB on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to their satisfaction would have caused them to make reference to the matter in their report. We have requested them to furnish a letter addressed to the Commission stating whether it agrees with the above statements. A copy of the LBB letter is filed as Exhibit 16.1 to this amended Form 8-K. Malone & Bailey, PC (M&B) was engaged on March 27, 2006 as our principal accountant. The decision to change accountants was approved by the Board of Directors.

The managing shareholder of LBB used to work with M&B until July 5, 2004, and M&B was our auditors for 2003 and prior years. Subsequent to July 5, 2004, and through the date hereof, neither we nor anyone on our behalf consulted with M&B regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has M&B provided to us a written report or oral advice regarding such principles or audit opinion or any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(iv) and (v), respectively, of Regulation S-K with LBB.

We have requested M&B review the disclosure in this report on Form 8-K and provided M&B the opportunity to furnish us with a letter addressed to the Commission containing any new information, clarification of our expression of our views, or the respects in which M&B does not agree with the statements made by us in this report. M&B has advised us that no such letter need be issued.

ITEM 9.01	EXHIBITS

(16)	Letter re: change in certifying accountant

16.1	Letter from LBB to the Commission regarding change in certifying accountant dated April 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Altus Explorations, Inc.

By:	/ s / Greg A. Thompson
Greg A. Thompson
Director, President and Secretary

Dated:	April 7, 2006